Exhibit 4.34

Dated    3    July 2023

WORLD SHIPPING CO. and
HONOR SHIPPING CO.
as joint and several Borrowers and Hedge Guarantors

and

SEANERGY MARITIME HOLDINGS CORP.
as Guarantor

and

PIRAEUS BANK S.A.
as Lender

SUPPLEMENTAL AGREEMENT

relating to a facility agreement dated 22 June 2022
in respect of the refinancing of the existing indebtedness secured on m.v. “WORLDSHIP” and financing part of the acquisition cost of m.v. “HONORSHIP”

Index

Clause		Page

1	Definitions and Interpretation	2
2	Conditions Precedent	3
3	Representations	3
4	Amendments to Facility Agreement and Other Finance Documents	3
5	Further Assurance	5
6	Costs and Expenses	5
7	Notices	5
8	Counterparts	5
9	Governing Law	5
10	Enforcement	5

Schedules

Schedule 1 The Parties	7
The Hedge Guarantors	7
Schedule 2 Conditions Precedent	8

Execution

Execution Pages	9

THIS AGREEMENT is made on     3     July 2023

PARTIES

(1)
WORLD SHIPPING CO., a corporation incorporated in the Republic of the Marshall Islands with registration number 109649, whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 as a borrower (“Borrower A”)

(2)
HONOR SHIPPING CO., a corporation incorporated in the Republic of the Marshall Islands with registration number 114553, whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 as a borrower (“Borrower B”)

(3)
SEANERGY MARITIME HOLDINGS CORP., a corporation incorporated in the Republic of the Marshall Islands with registration number 27721, whose registered address is at the Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, MH 96960, Marshall Islands as guarantor (the “Guarantor”)

(4)	THE COMPANIES listed in Schedule 1 (The Parties) of this Agreement as hedge guarantors (the “Hedge Guarantors”)

(5)
PIRAEUS BANK S.A., having its registered address at 4 Amerikis Street, 105 64 Athens, Greece with Corporate Registration Number 157660660000 acting through its office at 170 Alexandras Avenue, 11521 Athens, Greece as lender (the “Lender”)

BACKGROUND

(A)
By the Facility Agreement, the Lender agreed to make available to the Borrowers a facility of (originally) up to $38,000,000, of which an amount of $32,000,000 is outstanding by way of principal as at the date hereof.

(B)
By a master agreement (on the ISDA 2002 Master Agreement form and including the schedule thereto) dated as of 22 June 2022 (as amended and supplemented from time to time, the “Master Agreement”) and made between (i) the Lender as swap bank and (ii) the Borrowers, the Lender agreed the terms and conditions under which it would enter into interest rate swap transactions with the Borrowers from time to time to hedge the Borrowers’ exposure to interest rate fluctuations under the Facility Agreement.

(C)
In accordance with clause 22.4 (Most favoured nation), the Guarantor has notified the Lender that it has provided to another creditor(s) additional or more favourable financial covenants than those which were provided under the Facility Agreement.

(D)
Accordingly, the Borrowers and the Guarantor have requested (the “Request”) that the Lender agrees (inter alia) to amend clause 22.1 (financial covenants of the guarantor) of the Facility Agreement amending the financial covenants in order to achieve parity with such other creditor(s) and comply with the undertaking in clause 22.1 (financial covenants of the guarantor) of the Facility Agreement.

(E)	This Agreement sets out the terms and conditions on which the Lender agrees, with effect on and from the Effective Date, to:

(i)	the Request; and

(ii)	the consequential amendments to the Facility Agreement and the other Finance Documents in connection with the Request.

OPERATIVE PROVISIONS

1	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

“Amended Facility Agreement” means the Facility Agreement as amended and supplemented by this Agreement.

“Effective Date” means the date on which the Lender notifies the Borrowers as to the satisfaction of the conditions precedent as provided in paragraph (b) of Clause 2 (Conditions Precedent).

“Facility Agreement” means the facility agreement dated 22 June 2022, as amended by a side letter agreement dated 24 June 2022, each made between, amongst others, (i) the Borrowers as owners and hedge guarantors, (ii) the Guarantor as guarantor and the (iii) the Lender as lender.

“Party” means a party to this Agreement.

1.2	Defined expressions

Defined expressions in the Facility Agreement and the other Finance Documents shall have the same meanings when used in this Agreement unless the context otherwise requires or unless otherwise defined in this Agreement.

1.3	Application of construction and interpretation provisions of Facility Agreement

Clause 1.2 (construction) of the Facility Agreement applies to this Agreement as if it were expressly incorporated in it with any necessary modifications.

1.4	Agreed forms of new, and supplements to, Finance Documents

References in Clause 1.1 (Definitions) to any new or supplement to a Finance Document being in “agreed form” are to that Finance Document:

(a)	in a form attached to a certificate dated the same date as this Agreement (and signed by the Borrowers and the Lender); or

(b)	in any other form agreed in writing between the Borrowers and the Lender.

1.5	Designation as a Finance Document

The Borrowers and the Lender designate this Agreement as a Finance Document.

1.6	Third party rights

(a)	Unless provided to the contrary in a Finance Document, a person who is not a Party has no right under the Third Parties Act to enforce or to enjoy the benefit of any term of this Agreement.

(b)	Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

2	CONDITIONS PRECEDENT

(a)
The Effective Date cannot occur unless the Lender has received all of the documents and other evidence listed in Schedule 2 (Conditions Precedent) of this Agreement in form and substance satisfactory to the Lender on or before the Effective Date or such later date as the Lender may agree with the Borrowers.

(b)	The Lender shall notify the Borrowers promptly upon being satisfied as to the satisfaction of the conditions precedent referred to in paragraph (a) above.

3	REPRESENTATIONS

3.1	Facility Agreement representations

Each Obligor that is a party to the Facility Agreement makes the representations and warranties set out in clause 20 (representations) of the Facility Agreement, as amended and supplemented by this Agreement and updated with appropriate modifications to refer to this Agreement, by reference to the circumstances then existing on the date of this Agreement and on the Effective Date.

3.2	Finance Document representations

Each Obligor makes the representations and warranties set out in the Finance Documents (other than the Facility Agreement) to which it is a party, as amended and supplemented by this Agreement and updated with appropriate modifications to refer to this Agreement, by reference to the circumstances then existing on the date of this Agreement and on the Effective Date.

4	AMENDMENTS TO FACILITY AGREEMENT AND OTHER FINANCE DOCUMENTS

4.1	Specific amendments to the Facility Agreement

With effect on and from the Effective Date the Facility Agreement shall be, and shall be deemed by this Agreement to have been, amended as follows:

(a)	by deleting sub-paragraph (ii) of paragraph (a) of clause 22.1 (financial covenants of the guarantor) of the Facility Agreement and replacing it with the following new sub-paragraph (ii):

“(ii) the Leverage Ratio shall not exceed:

(A)	until and including 29 June 2023, 85 per cent; and

(B)	from 30 June 2023 until the end of the Security Period, 70 per cent.";"; and

(b)	by construing references throughout to "this Agreement" and other like exressions as if the same referred to the Facility Agreement as amended and supplemented by this Agreement.

4.2	Amendments to Finance Documents

With effect on and from the Effective Date, each of the Finance Documents other than the Facility Agreement shall be, and shall be deemed by this Agreement to have been, amended as follows:

(a)
the definition of, and references throughout each of the Finance Documents to, the Facility Agreement and any of the other Finance Documents shall be construed as if the same referred to the Facility Agreement and those Finance Documents as amended and supplemented by this Agreement; and

(b)
by construing references throughout each of the Finance Documents to "this Agreement", "this Deed", "hereunder" and other like expressions as if the same referred to such Finance Documents as amended and supplemented by this Agreement.

4.3	Obligor Confirmation

On the Effective Date, each Obligor:

(a)	confirms its acceptance of the amendments effected by this Agreement;

(b)	agrees that it is bound as an Obligor (as defined in the Facility Agreement);

(c)
confirms that the definition of, and references throughout each of the Finance Documents to, the Facility Agreement and any of the other Finance Documents shall be construed as if the same referred to the Facility Agreement and those Finance Documents as amended and supplemented by this Agreement;

(d)	(if it is a Guarantor or a Hedge Guarantor) confirms that its guarantee and indemnity:

(i)	continues to have full force and effect on the terms of the Amended Facility Agreement; and

(ii)	extends to the obligations of the relevant Obligors under the Finance Documents as amended and supplemented by this Agreement.

4.4	Security confirmation

On the Effective Date, each Obligor confirms that:

(a)	any Security created by it under the Finance Documents extends to the obligations of the relevant Obligors under the Finance Documents as amended and supplemented by this Agreement;

(b)	the obligations of the relevant Obligors under the Amended Facility Agreement are included in the Secured Liabilities (as defined in the Security Documents to which it is a party);

(c)	the Security created under the Finance Documents continues in full force and effect on the terms of the respective Finance Documents; and

(d)	to the extent that this confirmation creates a new Security, such Security shall be on the terms of the Security Documents in respect of which this confirmation is given.

4.5	Finance Documents to remain in full force and effect

The Finance Documents shall remain in full force and effect and, from the Effective Date:

(a)	in the case of the Facility Agreement as amended and supplemented pursuant to Clause 4.1 (Specific amendments to the Facility Agreement) of this Agreement;

(b)	in the case of the each Finance Document (other than the Facility Agreement) as amended and supplemented pursuant to Clause 4.2 (Amendments to Finance Documents) of this Agreement;

(c)	each Finance Document and the applicable provisions of this Agreement will be read and construed as one document; and

(d)
except to the extent expressly waived by the amendments effected by this Agreement, no waiver is given by this Agreement and the Lender expressly reserves all its rights and remedies in respect of any breach of or other Default under the Finance Documents.

5	FURTHER ASSURANCE

Clause 23.22 (further assurance) of the Facility Agreement, as amended and supplemented by this Agreement, applies to this Agreement as if it were expressly incorporated in it with any necessary modifications.

6	COSTS AND EXPENSES

Clause 16.2 (amendment costs) of the Facility Agreement, as amended and supplemented by this Agreement, applies to this Agreement as if it were expressly incorporated in it with any necessary modifications.

7	NOTICES

Clause 36 (notices) of the Facility Agreement, as amended and supplemented by this Agreement, applies to this Agreement as if it were expressly incorporated in it with any necessary modifications.

8	COUNTERPARTS

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

9	GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

10	ENFORCEMENT

10.1	Jurisdiction

(a)
The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a "Dispute").

(b)	The Obligors accept that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Obligor will argue to the contrary.

(c)
To the extent allowed by law, this Clause 10.1 (Jurisdiction) is for the benefit of the Lender only. As a result, the Lender shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Lender may take concurrent proceedings in any number of jurisdictions.

10.2	Service of process

(a)	Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):

(i)
irrevocably appoints Messrs Shoreside Agents Ltd, presently at 5 St Helen's Place, London EC3A 6AB (T: +44 (0)20 3771 8869, M: + 44 (0) 7591 440086, Fax: +44 (0)20 3771 8870, attention: Andrew Johnson) as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(ii)	agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

(b)
If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Borrowers (on behalf of all the Obligors) must immediately (and in any event within five days of such event taking place) appoint another agent on terms acceptable to the Lender. Failing this, the Lender may appoint another agent for this purpose.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

THE PARTIES

THE HEDGE GUARANTORS

Name of Hedge Guarantor	Place of Incorporation	Registration number (or equivalent, if any)	Address for Communication

World Shipping Co.	Republic of the Marshall Islands	109649	c/o 154 Vouliagmenis Avenue, 166 74 Glyfada, Greece Attention: Stamatios Tsantanis/ Stavros Gyftakis Email sgyftakis@seanergy.gr finance@seanergy.gr Tel.: +30 213 0181507

Honor Shipping Co.	Republic of the Marshall Islands	114553	c/o 154 Vouliagmenis Avenue, 166 74 Glyfada, Greece Attention: Stamatios Tsantanis/ Stavros Gyftakis Email sgyftakis@seanergy.gr finance@seanergy.gr Tel.: +30 213 0181507

SCHEDULE 2

CONDITIONS PRECEDENT

1	Obligors

Documents of the kind specified in schedule 2, part A, paragraph 1 of the Facility Agreement.

2	Security

A duly executed original of this Agreement.

3	Legal opinions

A legal opinion of Watson Farley & Williams, legal advisers to the Lender in England, substantially in the form obtained by the Lender before signing this Agreement.

4	Other documents and evidence

4.1	Evidence that any process agent referred to in Clause 10.2 (Service of process) of this Agreement has accepted its appointment in relation to this Agreement.

4.2
A copy of any other Authorisation or other document, opinion or assurance which the Lender considers to be necessary or desirable (if it has notified the Borrowers accordingly) in connection with the entry into and performance of the transactions contemplated by this Agreement, or for the validity and enforceability of any Finance Document as amended and supplemented by this Agreement.

4.3	Evidence that the fees, costs and expenses then due from the Borrowers pursuant to Clause 6 (Costs and Expenses) of this Agreement have been paid or will be paid by the Effective Date.

EXECUTION PAGES

BORROWERS

SIGNED by Stavros Gyftakis	)
as attorney-in-fact	) /s/ Stavros Gyftakis
for and on behalf of	)
WORLD SHIPPING CO.	)
in the presence of:	)

Witness' signature:	) /s/ Maria Kalothetou
Witness' name: Maria Kalothetou	)
Witness' address:	)
154 Vouliagmenis Avenue 16674, Glyfada, Athens, Greece

SIGNED by Stavros Gyftakis	)
as attorney-in-fact	) /s/ Stavros Gyftakis
for and on behalf of	)
HONOR SHIPPING CO.	)
in the presence of:	)

Witness' signature:	) /s/ Maria Kalothetou
Witness' name: Maria Kalothetou	)
Witness' address:	)
154 Vouliagmenis Avenue 16674, Glyfada, Athens, Greece

GUARANTOR

SIGNED by Stavros Gyftakis	)
as attorney-in-fact	) /s/ Stavros Gyftakis
duly authorised	)
for and on behalf of	)
SEANERGY MARITIME HOLDINGS CORP.	)
in the presence of:	)

Witness' signature:	) /s/ Maria Kalothetou
Witness' name: Maria Kalothetou	)
Witness' address:	)
154 Vouliagmenis Avenue 16674, Glyfada, Athens, Greece

HEDGE GUARANTORS

SIGNED by Stavros Gyftakis	)
as attorney-in-fact	) /s/ Stavros Gyftakis
for and on behalf of	)
WORLD SHIPPING CO.	)
in the presence of:	)

Witness' signature:	) /s/ Maria Kalothetou
Witness' name: Maria Kalothetou	)
Witness' address:	)
154 Vouliagmenis Avenue 16674, Glyfada, Athens, Greece

SIGNED by Stavros Gyftakis	)
as attorney-in-fact	) /s/ Stavros Gyftakis
for and on behalf of	)
HONOR SHIPPING CO.	)
in the presence of:	)

Witness' signature:	) /s/ Maria Kalothetou
Witness' name: Maria Kalothetou	)
Witness' address:	)
154 Vouliagmenis Avenue 16674, Glyfada, Athens, Greece

LENDER

SIGNED by	)
and by	) /s/ Konstantinos Kontopoulos /s/ Birlis Charalampos Konstantinos Kontopoulos BIRLIS CHARALAMPOS
duly authorised	)
for and on behalf of	)
PIRAEUS BANK S.A.	)
in the presence of:	)

Witness' signature:	) /s/ Charikleia Mavromati
Witness' name:	)
Witness' address:	) CHARIKLEIA MAVROMATI ATTORNEY-AT-LAW WATSON FARLEY & WILLIAMS GREECE 348 SYNGROU AVENUE 176 74 KALIITHEA ATHENS GREECE